                              3738 NORTH FRASER WAY


                                BRITISH COLUMBIA





                                 WAREHOUSE LEASE




                LANDLORD:  MARINE WAY ESTATES LTD.


                TENANT:    ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.


                DATE:

                                    I N D E X

ARTICLE                                                                        PAGE
- - - -------                                                                        ----
1          BASIC TERMS AND DEFINITION

1.01       Basic Terms                                                           5
1.02       Definitions                                                           6
    (a)    Additional Rent                                                       6
    (b)    Annual Basic Rent                                                     6
    (c)    Building                                                              6
    (d)    Commencement Date                                                     6
    (e)    Expiry Date                                                           6
    (f)    Fiscal Year                                                           6
    (g)    Floor Area                                                            6
    (h)    Gross Leaseable Area                                                  6
    (i)    Land                                                                  6
    (j)    Landlord                                                              7
    (k)    Landlord's Mortgagees                                                 7
    (l)    Lease                                                                 7
    (m)    Lease Year                                                            7
    (n)    Mortgages                                                             7
    (o)    Operating Costs                                                       7
    (p)    Premises                                                              7
    (q)    Project                                                               7
    (r)    Proportionate Share                                                   7
    (s)    Relative Portion                                                      7
    (t)    Rent                                                                  7
    (u)     Roof                                                                 8
    (v)    Taxes                                                                 8
    (w)    Tenant's Taxes                                                        8
    (x)    Term                                                                  8

2          DEMISE AND TERM

2.01       Demise                                                                8
2.02       Acceptance                                                            8

3          RENT

3.01       Annual Basic Rent and Additional Rent                                 8
3.02       No Set-Off                                                            9
3.03       Post-Dated Cheques or Pre-Authorized Withdrawal                       9
3.04       Adjustment                                                            9
3.05       Deposit                                                               9

4          TENANT'S COVENANTS

4.01       Rent                                                                  9
4.02       Operating Costs and Taxes                                             9
4.03       Tenant's Taxes                                                       10
4.04       Utilities                                                            10
4.05       Insurance                                                            10

4.06       Repair                                                               11
4.07       Repair on Notice                                                     12
4.08       Business and Trade Fixtures                                          12
4.09       Alterations and Additions                                            12
4.10       Use of Premises                                                      13
4.11       Signs                                                                13
4.12       Rubbish                                                              14
4.13       Pollution                                                            14
4.14       Abate Nuisance                                                       14
4.15       Obstruction of Roads                                                 14
4.16       Stacking Material                                                    14
4.17       No Auctions                                                          14
4.18       Will Not Terminate Agreements                                        14
4.19       Assignment and Subletting                                            15
4.20       Liens                                                                16
4.21       Registered Charges                                                   16
4.22       Entry for Benefit of Adjoining Premises                              16
4.23       Exhibit Premises                                                     16
4.24       Registration of Lease                                                17
4.25       Compliance with Laws                                                 17
4.26       Provide Financial Information                                        17
4.27       Subordination                                                        17
4.28       Attornment                                                           18
4.29       Estoppel Certificate                                                 18
4.30       Indemnify Landlord                                                   18
4.31       Name of Project                                                      18

5          LANDLORD'S COVENANTS

5.01       Quiet Enjoyment                                                      19
5.02       Landlord's Insurance                                                 19
5.03       Common Areas                                                         19
5.04       Repair                                                               19
5.05       Maintenance of Common Areas                                          20
5.06       Payment of Taxes                                                     20

6          MUTUAL COVENANTS, AGREEMENTS AND PROVISOS

6.01       No Warranties                                                        20
6.02       No Waiver                                                            20
6.03       Notices                                                              20
6.04       Damage and Destruction                                               21
6.05       Payments by Landlord Regarded as Rent                                21
6.06       Re-entry on Default                                                  22
6.07       Sale and Reletting                                                   23
6.08       Termination                                                          23
6.09       Distress                                                             23
6.10       Landlord's Expenses Enforcing Lease                                  23
6.11       Remedies Cumulative                                                  23
6.12       Damage or Injury                                                     23
6.13       Holding Over                                                         24
6.14       Inability to Perform                                                 24

6.15       Interest and Late Payment Charge                                     24
6.16       Rules and Regulations                                                24
6.17       Expropriation                                                        24
6.18       Accrual of Annual Basic Rent                                         25
6.19       Metric Equivalent                                                    25
6.20       Net Lease                                                            25
6.21       Governing Law                                                        25
6.22       Number and Gender                                                    25
6.23       Covenants                                                            25
6.24       Time of the Essence                                                  25
6.25       Headings                                                             25
6.26       Enurement                                                            25
6.27       Joint and Several Liability                                          25
6.28       Continuation of Obligations                                          25
6.29       Landlord's Limit of Liability                                        25
6.30       Consents                                                             26
6.31       Amendments                                                           26

7          ADDITIONAL PROVISIONS                                                26

           EXECUTION                                                            27

SCHEDULES:

           Schedule "A" - Description of Lands                                  28
           Schedule "B" - Plan of the Premises                                  29
           Schedule "C" - Option to Renew                                       30
           Schedule "D" - Landlord's Work                                       31
           Schedule "E" - Tenant's Work                                         32
           Schedule "F" - Rules and Regulations                                 39
           Schedule "G" - Right of First Refusal                                41

THIS INDENTURE dated the             day of                   , 1995,


BETWEEN:

                    MARINE WAY ESTATES LTD., a body corporate with offices located at Suite 500, 1681 Chestnut Street, Vancouver, B.C. V6J 4M6

                    (the "Landlord")
                                                               OF THE FIRST PART

AND:
                    ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD., a body corporate with offices located at Suite 101 - 3750 North Fraser Way, Burnaby, B.C. V5J 5G1

                    (the "Tenant")
                                                              OF THE SECOND PART


                    ARTICLE 1 - BASIC TERMS AND DEFINITIONS

1.01            Basic Terms.  The basic terms of this Lease are:

(a)     (i)     Landlord:                    Marine Way Estates Ltd.

       (ii)     Address of Landlord          500 - 1681 Chestnut Street
                                             Vancouver, B.C., V6J 4M6

(b)     (i)     Tenant (legal name):         Advanced Gravis Computer
                                             Technology Ltd.

       (ii)     Address of Tenant:           #101 - 3738 North Fraser Way,
                                             Burnaby, B.C.   V5J 5G1
                                             Tel: (604) 431-5020 (Bus.)
      (iii)     Individuals to contact:      Timothy Zier, Grant Russell
(c)     (i)     Indemnifier(s):              N/A

       (ii)     Address of Indemnifier(s):   N/A

                                             Tel:         (Bus.)          (Home)

(d)     Premises:                            Units 101 and 102
                                             3738 North Fraser Way
                                             Burnaby, B.C.   V5J 5G1

(e)     Floor Area of Premises               9,481 sq. ft.

(f)     Term:                                Thirty-seven (37) months

(g)     Commencement Date:                   March 1, 1995

(h)     Expiry Date:                         March 31, 1998

(i)     Annual Basic Rent:

        Lease Year       Per Sq. Ft. Per Annum     Per Annum         Per Month
        ----------       ---------------------     ---------         ---------
        37 months        $8.50                     $80,588.50        $6,715.71

(j)     Permitted Use:                       For the purpose of warehousing and
                                             assembly of computer products and
                                             office space related to same.

(k)     Security Deposit:                    $14,371.60
                                             First, balance as per Clause 3.05.

(l)     Parking:                             Access to 20 on-site parking stalls
                                             at no cost


1.02 Definitions. The Landlord and the Tenant hereby agree that in this Lease the following words or phrases shall, unless there is something in the context inconsistent therewith, have the meanings hereinafter set out:

(a) "Additional Rent" shall mean those amounts payable by the Tenant to the Landlord in accordance with sections 4.02 and 4.03 and all other sums which may be payable to the Landlord hereunder or reimbursable to the Landlord hereunder, including, without limitation, all interest and penalties payable hereunder, whether or not such sums are referred to as Additional Rent or otherwise, but excluding the Annual Basic Rent;

(b) "Annual Basic Rent" shall mean the amount specified as such in subsection 1.01(i);

(c) "Building" shall mean all buildings and improvements erected or to be erected on the Land;

(d)   "Commencement Date" shall mean the date specified in subsection 1.01(g);

(e)   "Expiry Date" shall mean the date specified in subsection 1.01(h);

(f) "Fiscal Year" shall mean each successive period commencing on January 1 and ending on December 31 in each calendar year, provided that the Landlord may change the beginning and ending dates of such period from time to time and create periods containing more or less than 12 months;

(g) "Floor Area" shall mean the area (expressed in square feet or square meters) of any rentable area in the Project, including mezzanines constructed by the Landlord or persons other than the Tenant, measured from the exterior of all exterior walls, doors and windows and from the centre line of all internal walls, separating the Premises from adjoining premises, all without deduction for columns or projections necessary to the Building;

(h) "Gross Leaseable Area" shall mean, whether referring to the whole Building or any specified portion thereof, the aggregate, from time to time, of the Floor Areas of all leaseable premises in the Project or in such specified portion, including the Premises, as the case may be;

(i)   "Land" shall mean those lands described in Schedule "A" hereto;

(j) "Landlord" shall mean only the owner or the mortgagee in possession for the time being of the Premises;

(k) "Landlord's Mortgagees" shall mean the mortgagees, debenture holders and trustees on behalf of a mortgagee holding Mortgages;

(l) "Lease" shall mean this Indenture together with all schedules attached hereto;

(m) "Lease Year" shall mean, in the case of the first Lease Year, the period beginning on the Commencement Date and terminating 12 months from the last day of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease Year shall terminate on the day prior to the first anniversary of the Commencement Date) and, in the case of each subsequent Lease Year, shall mean each 12 month period after the first Lease Year.

(n)   "Mortgages" shall have the meaning set out in section 4.27;

(o) "Operating Costs" shall mean all costs and expenses of a non-capital nature incurred by the Landlord in the operation, maintenance and repair of the Project, including without limiting the generality of the foregoing, the cost of providing cleaning, garbage removal from common areas, supervisory and maintenance services, the cost of water and sewer, electricity, telephone and other utilities and services to all common space, the cost of heating, cooling and ventilating common space, the cost of providing janitorial service (if any), the cost of all repairs and replacements to the Project, the cost of snow clearance, the cost of repairing and restriping parking areas and roadways, the cost of landscaping and maintaining any landscaped areas on the Project, the cost of maintenance and repair to the HVAC system, the cost of security and supervision, the cost of all insurance maintained by the Landlord in respect of the Project or any part thereof, accounting costs incurred in connection with maintenance and operation including computations required for the imposition of charges to tenants and audit charges for the reporting of charges hereunder, the amount of that portion of salaries, wages and fringe benefits paid to employees which is attributable to the operation and maintenance of the Project, amounts paid to independent contractors for any services in connection with such operation and maintenance, management fees (whether management functions are performed by the Landlord or by an independent contractor) not to exceed 4% of the gross revenue of the Landlord from the Project, corporation capital tax calculated as if the Project were the only property owned by the Landlord, depreciation and carrying costs on all fixtures, equipment and facilities which require periodic replacement at rates determined by the Landlord in accordance with generally accepted accounting principles.

(p) "Premises" shall mean that portion of the Building shown outlined in bold black line on the plan attached as Schedule "B" hereto and having the Floor Area set out in subsection 1.01(e), more or less;

(q)   "Project" shall mean the Land and the Building;

(r) "Proportionate Share; Tenant's Proportionate Share" shall mean the proportion that the Floor Area of the Premises bears to the Gross Leaseable Area of all premises within the Project designated for lease to tenants, whether leased or not;

(s) "Relative Portion" shall mean, with respect to any amount payable under this Lease, that fraction which has as its denominator the period of time expressed in days in respect of which an amount payable hereunder is calculated and which has as its numerator the number of days within the same calculation period, but which fall within the Term or any renewal period;

(t)   "Rent" shall mean the Annual Basic Rent and the Additional Rent;

(u) "Roof" shall mean the roof of the Building including the roof membrane, insulation and deck and all structural components of the roof;

(v) "Taxes" shall mean the aggregate of all taxes, local improvements or similar rates, duties, assessments and/or charges, municipal realty taxes, water taxes, school taxes, or any other taxes, rates, duties, assessments both general or special or any rate, duty, assessment, charge or tax levied, charged or assessed in lieu thereof now or at any time hereafter levied or imposed upon or in respect of the Project or any part thereof, by any governmental authority whether federal, provincial, municipal or otherwise, together with all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith contesting or appealing any such taxes, levies, rates, assessments or charges levied in lieu thereof, but excluding the Tenant's Taxes and the Landlord's Income Tax;

(w) "Tenant's Taxes" shall mean all taxes, license and permit fees, rates, duties and assessments imposed or levied by any lawful authority covering any period during the Term and any renewal thereof and relating to or in respect of the business of the Tenant or relating to or in respect of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by the Tenant at the expense of the Tenant or being the property of the Tenant, or relating to or in respect of improvements to the Premises built, made or installed by the Tenant, on behalf of the Tenant or at the Tenant's request whether any such taxes are payable by law by the Tenant or by the Landlord and whether such taxes are included by the taxing authority in the taxes, licenses, rates, duties and assessments imposed or levied on or with respect to the Premises; and all sales, goods and services, value-added or other taxes assessed or imposed on the Tenant or the Landlord, whether or not in existence on the Commencement Date, in respect of the Rent payable to the Landlord by the Tenant under this Lease, the rental of the Premises by the Landlord to the Tenant or the provision of any goods, services or utilities whatsoever by the Landlord to the Tenant under this Lease and any agreement to Lease between the Landlord and the Tenant pursuant to which this Lease was entered into; and

(x)   "Term" shall mean the term specified in subsection 1.01(f).


                           ARTICLE 2 - DEMISE AND TERM

2.01 Demise. The Landlord as owner, subject to such Mortgages and encumbrances as are registered against title as of the date hereof, hereby demises and leases the Premises to the Tenant and the Tenant takes the Premises on lease from the Landlord, subject to the terms and conditions set out in this Lease to have and to hold the Premises unto the Tenant for the Term from and including the Commencement Date until the Expiry Date.

2.02 Acceptance. Unless the Tenant gives written notice to the Landlord within a period of ten days after taking possession of the Premises challenging the Floor Area of the Premises then the Tenant shall be conclusively deemed to have accepted such calculation of the Floor Area of the Premises. In the event that the Tenant gives such written notice to the Landlord within the said ten day period challenging the Floor Area of the Premises, then the Floor Area of the Premises shall be conclusively determined by a British Columbia land surveyor chosen by the Landlord, and the determination of such British Columbia land surveyor shall be final and binding on the Landlord and the Tenant.


                                ARTICLE 3 - RENT

3.01 Annual Basic Rent and Additional Rent. Yielding and paying therefore during the Term the following Rent payable at the Landlord's address specified in subsection 1.01(a)(ii) or at such other place as the Landlord may from time to time designate in writing, in the following installments:

(a) the Annual Basic Rent payable in advance in equal consecutive monthly installments on the first day of each and every month in each and every year of the Term commencing on the Commencement Date and continuing until and including the first day of the month immediately preceding the Expiry Date; and

(b) the Additional Rent payable in accordance with the provisions of this Lease.

3.02 No Set-Off. The Tenant covenants and agrees with the Landlord that all of the Rent payable under this Lease shall be paid by the Tenant to the Landlord without demand, deduction, set-off or abatement whatsoever, except as specifically provided in subsection 6.04(a). The Tenant covenants and agrees that the Landlord may at its option apply all sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord may see fit.

3.03 Post-Dated Cheques or Pre-Authorized Withdrawal. The Tenant covenants and agrees to provide the Landlord with a series of 12 post-dated cheques on the Commencement Date and on each yearly anniversary thereafter during the Term and any renewal thereof. Each cheque shall be in the amount of the monthly installment of the Annual Basic Rent provided for herein and estimated Tenant's Proportionate Share of Operating Costs and Taxes pursuant to section 4.02. If the Commencement Date is not the first day of a month, then the first cheque shall be in the amount of the Relative Portion of the monthly installment otherwise required. If the Landlord so requests, the Tenant shall instead supply the Landlord with an automatic debiting authorization by which payments in respect of the monthly installments due hereunder are automatically deducted from the Tenant's bank account and credited to the Landlord's bank account. The failure of the Tenant to comply in any way with the provisions of this section
3.03 shall be deemed to be a default under this Lease and shall entitle the Landlord to exercise any and all remedies available to the Landlord under this Lease.

3.04 Adjustment. If the Term shall commence or cease on a day other than the commencement of or the end of any period of time in respect of which any amount payable hereunder is calculated, then the Tenant shall pay to the Landlord its Relative Portion of such amount for such period of time.

3.05 Deposit. The Tenant shall deposit with the Landlord the sum of $14,371.60 which shall be applied as follows: $5,917.72 towards the first month's rent and G.S.T. The balance to be held by the Landlord to ensure the Premises are left in a satisfactory state when the Tenant vacates the Premises. The Landlord shall provide the Tenant with a detailed statement of costs incurred to clean the Premises and the whole or part of the Deposit shall be returned to the Tenant within 35 days of termination of the Lease.


                         ARTICLE 4 - TENANT'S COVENANTS

    The Tenant hereby covenants and agrees with the Landlord as follows:

4.01 Rent. The Tenant shall pay throughout the Term Annual Basic Rent and Additional Rent, at the times and in the manner specified in this Lease.

4.02 Operating Costs and Taxes. The Tenant shall pay the Tenant's Proportionate Share of Operating Costs and Taxes as estimated by the Landlord for each Fiscal Year. The Tenant shall pay the Landlord such amount in monthly installments in advance during each Lease Year on the first day of each calendar month. Within a reasonable period of time following each Fiscal Year, the Landlord shall furnish to the Tenant a statement of the Operating Costs and Taxes for such Fiscal Year and the Tenant's Proportionate Share thereof. If the amount payable by the Tenant as shown on any such statement is greater or less than the aggregate of amounts paid by the Tenant pursuant to this section 4.02, the proper adjusting credit shall be made by the Landlord or payment made by the Tenant, as the case may be, within 14 days after delivery of the statement. Any credit made by the Landlord or payment made by the Tenant and accepted by the Landlord in respect of any adjustment made hereunder, shall be without prejudice to the right of the Landlord to claim a readjustment provided such claim is made within 12 months from the date of delivery of the statement referred to in this section 4.02. Notwithstanding the foregoing, whenever in the Landlord's reasonable opinion, any Operating Costs or item of Operating Costs properly applies to a particular tenant or tenants within the Project, the Landlord may allocate such Operating Costs or item of Operating Costs to such tenant or tenants. Any amount allocated by the Landlord to the Tenant pursuant to this section shall be payable by the Tenant forthwith upon demand. The Tenant shall have the right to audit the Operating Expenses, within 30 days of receiving the Statement of Actual Expenses from the Landlord.

4.03 Tenant's Taxes. The Tenant shall promptly pay the Tenant's Taxes as they become due. The Tenant shall provide to the Landlord, upon request, the official receipt for each payment made by the Tenant in respect of the Tenant's Taxes.

4.04 Utilities. The Tenant shall pay promptly for all electricity, gas, other fuel, water, telephone and other utilities consumed on the Premises as separately billed by the supplying utility to the Tenant. If any such utilities used on the Premises are not separately billed by the supplying utility to the Tenant, the Tenant will pay to the Landlord the cost thereof, as allocated by the Landlord to the Tenant in accordance with information meters or such other method as the Landlord may choose.

4.05 Insurance.

(a) The Tenant shall, at its sole cost and expense during the Term and during such other period of time that the Tenant occupies the Premises, take out and maintain in full force and effect, the following:

    (i) "all risks" insurance upon all merchandise, stock-in-trade, furniture, fixtures, equipment, leasehold improvements and other property of every kind and description located at the Premises, owned by the Tenant or for which the Tenant is responsible or legally liable, in an amount at least equal to the full insurable value thereof, calculated on a replacement cost basis. In the event that a dispute arises as to that sum which represents full replacement cost, the decision of the Landlord's insurance advisers, acting reasonably, shall be conclusive;
    (ii) automobile liability insurance to a limit of liability of not less than $2,000,000.00 in any one accident, covering all licensed motor vehicles owned by the Tenant and used in connection with its business carried on from the Premises;
    (iii) comprehensive bodily injury and property damage liability insurance applying to the operations of the Tenant carried on from the Premises and which shall include, without limitation, personal injury liability, product liability, contractual liability, non-owned automobile liability, protective liability and Tenant's legal liability with respect to the occupancy by the Tenant of the Premises; and such insurance shall be written for an amount of not less than $2,000,000.00 per occurrence, or such higher amount as the Landlord may from time to time reasonably require; and
    (iv) any other form or forms of insurance as the Landlord or the Landlord's Mortgages may reasonably require from time to time in amounts and for perils against which a prudent tenant would protect itself in similar circumstances.

(b) All policies of insurance referred to in this section 4.05 shall include the following provisions:

    (i) all property damage policies written on behalf of the Tenant shall contain a waiver of any subrogation rights which the Tenant's insurer(s) may have against the Landlord and against those for whom the Landlord is, in law, responsible, whether any insured loss or damage is caused by the act, omission or negligence of the Landlord or by those for whose acts the Landlord is, in law, responsible or otherwise;
    (ii) all policies of liability insurance other than auto insurance shall name the Landlord and any persons or corporations designated by the Landlord and having an interest in the Project as additional insureds and shall provide that each person, firm or corporation insured under such policies shall be insured in the same manner and to the same extent as if separate policies had been issued to each; and
    (iii) all policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord's Mortgagees, in writing, not less than 30 days prior to any cancellation or other termination thereof, or any change which restricts or reduces the coverage afforded thereby.

(c) All policies of insurance referred to in this section 4.05 shall be underwritten by insurers acceptable to the Landlord and on policy forms satisfactory to the Landlord. The Tenant agrees that proof of insurance or, if required by the Landlord or any of the Landlord's Mortgagees, certified copies of each policy, will be delivered to the Landlord as soon as practicable after the placing thereof. The Tenant shall, when required by the Landlord, forthwith provide to the Landlord evidence that all premiums for all insurance policies have been paid.

(d) For good and valuable consideration, the Tenant does hereby release and relieve the Landlord and those persons for whom the Landlord is, in law, responsible, from liability and responsibility for, and waives its entire claim for recovery for any loss or damage whatsoever arising out of or incident to the occurrence of any of the perils covered by, or which would be covered by, the insurance policies which the Tenant is obligated to obtain and maintain in force under the terms of this Lease, unless any such loss or damage is caused by the act, omission or negligence of the Landlord or by those persons for whom the Landlord is, in law, responsible or otherwise.

(e) The Tenant shall not do or permit anything to be done upon the Premises whereby any policy of insurance against loss or damage to the Premises or against legal liability for damage to persons or property caused by the ownership, maintenance, use or occupancy of the Premises, or by reason of the conduct of any business carried on thereon, may be invalidated, and, for such purpose, upon receipt of notice in writing from any insurer of the Premises requiring the execution of works or a discontinuance of any operations in order to correct such situation, the Tenant shall immediately comply therewith.

(f) The Tenant shall not do or permit anything to be done or exist upon the Premises which causes an increase in the rate of premium quoted by any insurer in respect of the insurance of the Building or any part thereof. Without restricting the rights of the Landlord hereunder in the event of any breach by the Tenant of this subsection 4.05(f), the Tenant shall repay to the Landlord, on demand, from time to time during the Term and any renewal thereof an amount equal to the increase in the rate of premium for such insurance above the usual rate of premium for such insurance, resulting from anything done or existing upon the Premises. In determining whether increased premiums are a result of the Tenant's use or occupancy of the Premises, a schedule issued by the insurer of the Building or its agent computing the insurance rate of the Building or relevant part thereof showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate.

(g) The Tenant agrees that if the Tenant fails to take out or keep in force any insurance coverage referred to in this section 4.05, or if any such insurance is not approved by the Landlord and the Landlord's Mortgagees, and the Tenant does not rectify the situation within 72 hours after written notice by the Landlord to the Tenant setting forth the Landlord's objections, then the Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance coverage and shall have the right to recover all costs and premiums incurred in effecting such insurance coverage from the Tenant pursuant to section 6.05 hereof.

4.06 Repair. The Tenant shall examine the Premises before taking possession hereunder and such taking of possession shall be conclusive evidence as against the Tenant that at the Commencement Date the Premises were in good order and repair, except for any defects in the Roof, foundations, exterior walls or floor of the Building existing as at the Commencement Date and in respect of which the Tenant gives written notice to the Landlord not later than 30 days after the Commencement Date and except for defects which are latent or that would not be disclosed upon a reasonable inspection. Excepting only the repair of such defects, reasonable wear and tear and repairs for which the Landlord is responsible under this Lease, the Tenant shall, at all times during the Term and any renewal thereof, promptly, at its own expense, repair and maintain the Premises and all equipment, fixtures and improvements in a first class condition. At the end or sooner termination of the Term or any renewal thereof the Tenant shall yield up to the Landlord, without notice from the Landlord, the Premises repaired and maintained in the condition aforesaid.

4.07 Repair on Notice. The Tenant shall permit the Landlord and its duly authorized agents or nominees, with or without workmen and others, at all reasonable times to enter upon the Premises for the purpose of examining the state of repair, condition and use thereof, and to permit such entry after the Landlord shall have given 24 hours' notice in writing to the Tenant of such intended entry and examination and in every case the Tenant shall afford the Landlord all aid and facilities in such entry and examination and upon notice in writing of defect or want of repair being given by the Landlord to the Tenant, to cause the same to be repaired to the extent that the Tenant is obligated hereunder, as required by section 5.04 hereof, within 30 days from the date of the giving of such notice by the Landlord. If the Tenant shall at any time default in the performance or observance of any of the covenants in the Lease for or relating to the repair or maintenance of the Premises or any part thereof and such default shall continue for 30 days after notice in writing from the Landlord of default in respect of repair or maintenance of the Premises then the Tenant shall permit the Landlord and its duly authorized agents and nominees, with or without workmen and others, and without prejudice to the Landlord's right of re-entry, to enter into and upon the Premises and repair and maintain the same at the expense of the Tenant and the Tenant shall afford the Landlord all aid and facilities in doing or causing the same to be done, and shall repay to the Landlord on demand all costs and expenses in respect of such repairs and maintenance as aforesaid.

4.08 Business and Trade Fixtures. The Tenant may install its usual business and trade fixtures in the usual manner, provided such installation does not damage the Premises and provided further that the Tenant shall have, if requested by the Landlord, submitted plans and specifications for such business and trade fixtures to the Landlord and obtained its prior written consent thereto, which consent shall not be unreasonably withheld. All business and trade fixtures owned or installed by the Tenant in or on the Premises shall remain the property of the Tenant and shall be removed by the Tenant at the expiration of the Term or any renewal thereof or at the sooner termination thereof, provided that the Tenant at its expense shall repair any damage to the Premises caused by such removal, and provided further, that the Tenant shall not be in default under any covenant or agreement contained herein at the time of such removal, and if in default, the Landlord shall have a lien on the Tenant's business and trade fixtures as security against loss or damage resulting from any such default by the Tenant and the Tenant's business and trade fixtures shall not be removed by the Tenant until such default is cured, unless otherwise directed by the Landlord. The Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures owned or installed by or on behalf of the Tenant at the expiration or termination of the Term or any renewal thereof, in which event such removal shall be done at the Tenant's expense and the Tenant shall at its expense, repair any damage to the Premises caused by such removal. If the Tenant does not remove its business and trade fixtures forthwith after written demand by the Landlord, such property shall, if the Landlord elects, be deemed to become the Landlord's property or the Landlord may remove the same at the expense of the Tenant and the cost of such removal shall be paid by the Tenant forthwith to the Landlord on written demand, and the Landlord shall not be responsible for any loss or damage to such property as a result of such removal.

4.09 Alterations and Additions. During the Term of the Lease the Tenant shall not remove, alter or change the position or style of, or add to, the Premises or any part thereof, without in any and every such case having first submitted plans and specifications thereof to the Landlord and having obtained the prior written consent of the Landlord thereto, and, unless otherwise provided by such consent, all such alterations, additions, erections or excavations shall be done either by or under the direction of the Landlord, as the Landlord may determine, but at the cost of the Tenant. All work shall be done in a good and workmanlike manner and at such times and in such manner as the Landlord may approve, and only by contractors or tradesmen approved in writing by the Landlord. The Tenant shall reimburse the Landlord forthwith on demand for all costs and expenses incurred by the Landlord in the review and approval of any plans and specifications by the Landlord's architects and engineers. The Tenant shall obtain and pay for all required building and occupancy permits in respect of its work as aforesaid. The Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance coverage reasonably required by the Landlord to protect the respective interests of the Landlord and the Tenant during all periods when any such work is being performed. Any and all installations, alterations, additions, partitions, improvements or fixtures other than the Tenant's business and trade fixtures in or upon the Premises, whether placed there by the Tenant or the Landlord or a previous occupant of the Premises, shall, immediately upon such placement, become and shall thereafter remain the property of the Landlord without compensation therefor to the Tenant. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair, maintain, replace or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant. The Landlord may elect that any or all installations, alterations, additions, partitions, improvements or fixtures made or installed by or on behalf of the Tenant hereunder or under the provisions of any previous lease of the Premises to the Tenant or any other tenants be removed at the expiry or earlier termination of the Term or any renewal thereof and it shall be the Tenant's obligation to restore the Premises to the condition in which they were prior to such alterations, installations, additions, improvements, partitioning and fixturing. Such removal and restoration shall be at the sole expense of the Tenant.

4.10 Use of Premises. The Tenant shall not use the Premises nor allow the Premises to be used for any purpose other than that specified in subsection 1.01(j), nor in any manner inconsistent with such use and occupation, and the Tenant shall not, at any time during the Term or any renewal thereof, commit or suffer to be committed any waste upon the Premises nor shall the Tenant use, exercise, or carry on, or permit or suffer to be used, exercised or carried on, in or upon the Premises, or any part thereof, any noxious, noisome or offensive art, trade, business, occupation or calling, or keep, sell, use handle or dispose of any merchandise, goods or things which are objectionable, or by which the Premises or any part thereof may be damaged or injuriously affected, and no act, matter or thing whatsoever shall, at any time during the Term or any renewal thereof, be done in or upon the Premises, or any part thereof, which may result in annoyance, nuisance, grievance, damage or disturbance to any other tenants in the Project or to any occupiers or owners of any other lands or premises or to the holders of any registered easement, right of way or other encumbrance charging the whole or part of the Project. The Tenant shall use its best endeavors to prevent anything being done on the Premises which may result in the Project or any part thereof (other than the Premises) being picketed or otherwise subjected to industrial action or demonstrations, political or otherwise. In the event of such picketing, industrial action or demonstrations the Tenant shall forthwith take all actions and proceedings necessary to cause such picketing, industrial action and demonstrations to cease without delay. The Tenant shall not place in the Building any heavy machinery or equipment without first obtaining the consent in writing of the Landlord. The Tenant shall occupy the Premises for the purpose aforesaid continuously and without interruption throughout the Term and any renewal thereof. The Tenant shall immediately advise the Landlord of the presence of and shall do all things necessary to remove, any dangerous condition from time to time existing on the Premises and arising as a result of the act or omission of the Tenant or any person for whom the Tenant is, at law, responsible.

4.11 Signs. The Tenant shall not, at any time, affix or exhibit or permit to be affixed or exhibited upon any part of the Premises any sign, except such as shall have been first approved in writing by the Landlord not to be unreasonably withheld and which comply at all times with the requirements of any lawful authority having jurisdiction over the same, provided that if any such sign no longer complies with the terms of the consent given by the Landlord or the requirements of any lawful authority having jurisdiction over the same then the Landlord, after giving the Tenant 30 days' notice, shall have the right to remove any such sign at the Tenant's expense and the costs, charges and expenses of such removal shall forthwith be paid by the Tenant to the Landlord. The provisions of sections 4.07 and 4.08 hereof shall also apply to any such signs.

4.12 Rubbish. The Tenant shall keep the Premises and any loading areas used by the Tenant clean and tidy and in good order and shall not permit waste or garbage to be placed or accumulate outside of the Premises but shall dispose of such waste or garbage in the manner designated by the Landlord from time to time.

4.13 Pollution. The Tenant shall not discharge nor permit the discharge of any oil or grease or any deleterious, objectionable, dangerous, radioactive, poisonous or explosive matter or substance into any water, ditches, water courses, culverts, drains or sewers and the Tenant shall take all reasonable measures for ensuring that any effluent discharged shall not be corrosive, poisonous or otherwise harmful to or cause obstruction, deposit or pollution within any waters, ditches, water courses, culverts, drains or sewers or to or within any sewage disposal works or to the bacteriological process of sewage purification, and the Tenant shall forthwith at the Landlord's request provide facilities for testing and monitoring any such effluent from the Tenant's operations and shall permit the Landlord access to the Premises for the purposes of carrying out such testing and monitoring from time to time. In addition, the Tenant shall not at any time whatsoever dispose of or permit to be disposed of on, in or under the Premises, any oil or grease or any deleterious, objectionable, dangerous, poisonous or explosive substance or matter nor permit any such substance or matter to be discharged or accumulated on, in or under the Premises, including without limitation, any radioactive matter or substance, any radioactivity, or any microwaves. The Tenant shall construct, maintain and operate every furnace and burner employed on the Premises so as to substantially consume or burn the smoke arising from every furnace and burner and shall not use or suffer any such furnace or burner to be used negligently so that the smoke arising therefrom is not substantially consumed or burned and shall not cause or permit any grit, dust or noxious or offensive effluvia to be emitted from any engine, furnace, burner or apparatus on the Premises without using the best practicable means reasonably available for preventing or counteracting such emissions.

4.14 Abate Nuisance. Upon written notice to the Tenant from the Landlord or from any lawful authority having jurisdiction requiring the abatement of any nuisance caused by vibration, noise or offensive smell or by any undue emission of smoke, vapor or dust caused by the Tenant or arising directly or indirectly out of the operations carried on upon the Premises, the Tenant shall forthwith abate such nuisance accordingly.

4.15 Obstruction of Roads. The Tenant shall not permit any vehicles owned by or under the control of the Tenant to cause an obstruction on any roadways in or about the Project and the Tenant shall use its best endeavors to ensure that all persons doing business with the Tenant and their servants and workmen shall not permit any vehicles to cause such obstruction as aforesaid and the Tenant shall also use its best endeavors to ensure that vehicles owned by or under the control of the Tenant, its employees or persons doing business with the Tenant shall observe any regulations and instructions made or given by the Landlord or by any other person, corporation or body having authority to make or give such regulations or instructions with regard to the operation and parking or vehicles on the said roadways or other areas provided for the parking of vehicles in the Project.

4.16 Stacking Material. The Tenant shall not leave or permit to be left or stack or permit to be stacked any material on the Project, other than in the Premises.

4.17 No Auctions. The Tenant shall not permit any sale by auction nor any fire sale, bankruptcy sale, moving sale, going-out-of business sale or bulk sale to be held upon the Premises or any part thereof, other than annual warehouse sales in the ordinary course of business.

4.18 Will Not Terminate Agreements. Except where required to do so by the terms of this Lease, the Tenant shall not enter into, amend or terminate any agreement with any public utility corporation or railway company relating to or in any manner whatsoever affecting the Project or the Premises.

4.19 Assignment and Subletting.

(a) The Tenant shall not assign this Lease or any interest therein, nor sublet the Premises or any part thereof, nor part with or share possession of all or any part of the Premises, without the prior written consent of the Landlord which shall not be unreasonably withheld.

(b) Notwithstanding and without prejudice to any other provision herein, in the event that the Tenant desires to assign, sublet or part with or share possession of all or any part of the Premises, or to transfer this Lease in any other manner, in whole or in part, or to transfer any estate or interest thereunder, then and so often as such event shall occur the Tenant shall give prior written notice to the Landlord of such desire, specifying therein the proposed assignee, transferee, sublessee or occupier and shall provide to the Landlord such information on the nature of the business of the proposed assignee, transferee, sublessee or occupier and its financial responsibility and standing as the Landlord may reasonably require and the terms and conditions of the proposed assignment, transfer sublease or possession and shall deliver to the Landlord a copy of the assignment, transfer or sublease intended to be executed by the Tenant and the assignee, transferee or subtenant. Upon the receipt of such notice and information from the Tenant, the Landlord shall have the right, exercisable in writing within seven (7) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Premises or, if the request is to assign or sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in the Landlord's notice of exercise of such right, which shall be neither less than 60 nor more than 120 days following delivery of such notice. If the Landlord shall exercise such right the Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to condition of the Premises at the expiration of the Term. If this Lease shall be canceled as to a portion of the Premises only, the Rent payable by the Tenant under this Lease shall be abated proportionately. If the Landlord shall not exercise the right to cancel this Lease as above provided after the receipt of the Tenant's notice, then, within 15 days after receipt of such notice, the Landlord shall notify the Tenant in writing, that:

    (i)    it consents, or
    (ii) it does not consent as aforesaid to the assignment, transfer, subletting or parting with or sharing possession as the case may be, provided however that such consent shall not be unreasonably refused, withheld or delayed.

(c) No such assignment, transfer, subletting or parting with or sharing possession shall:

    (i) in any manner release the Tenant from its obligations for the payment of the Rent and the observance and performance of the covenants, terms and conditions herein provided; or
    (ii) be made to any person, firm, partnership, or corporation carrying on any business which the Landlord is obliged to restrict by reason of any other lease or contract relating to any other premises in the Project.

(d) The Tenant shall not permit any part of the Premises to be used or occupied by any persons other than the Tenant or any subtenants permitted under subsection 4.19(b) and the employees of the Tenant and of any such permitted subtenant, and shall not permit any part of the Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Premises other than the Tenant, such permitted subtenants, and their respective employees, customers and others having legitimate business with them.

(e) The Tenant shall insert in every permitted sublease of the Premises a covenant by the sublessee with the sublessor to produce to the Landlord within one month immediately following the making thereof a copy of every assignment of the sub-demised premises or any part thereof made by the sublessee or the persons deriving title under it.

(f) The Tenant shall, at the request of the Landlord, require any assignee of the interest of the Tenant hereunder, at the time of such assignment, to enter into a written agreement with the Landlord whereby the assignee covenants and agrees with the Landlord to observe and perform all of the covenants, agreements, provisos, terms and conditions of this Lease, provided that if the Tenant fails to require the assignee to enter into such a written agreement at the Landlord's request the Landlord may refuse to grant its consent to the assignment, or where such consent is not required the assignment shall not be effective until such written agreement is executed by the assignee. Without in any way restricting the generality of the Landlord's right to refuse to consent to an assignment or subletting, the Landlord may refuse to grant its consent to an assignment or subletting in the event that this Lease is not in good standing.

(g) The Tenant shall forthwith upon demand by the Landlord, pay to or reimburse to the Landlord an administration fee of $250.00 or such other greater fee as the Landlord may reasonably charge from time to time together with all reasonable solicitors' fees and all other costs, charges, and expenses incurred by the Landlord in connection with the Tenant's request for consent to any assignment, subletting or parting with or sharing of possession.

4.20 Liens. The Tenant shall permit the Landlord to post and shall keep posted in at least two conspicuous places on the Premises any notices which the Landlord may desire to post under the provisions of the Builders' Lien Act of British Columbia and any statute which may amend or replace such statute. If any claim of lien shall be filed against the Project by a contractor or sub-contractor of the Tenant or any other person claiming against the Tenant, the Tenant shall take all necessary steps to have the claim of lien canceled and discharged from title to the Project within 15 days of the date the Tenant has knowledge of such filing and the Tenant shall indemnify and save harmless the Landlord from any and all loss, cost, expense, damage and liability in respect of such claim of lien. The Landlord, in addition to any right or remedy, shall have the right, but shall not be obliged, to discharge any claim of lien filed against the Project by paying the amount claimed to be due or by procuring a discharge of such liens by deposit in the appropriate court and in any such event the Landlord shall be entitled, if it so elects, to expedite the prosecution of any action for the enforcement of such claim of lien by the lien claimant and to pay the amount of the judgment, if any, in favor of the lien claimant with interest and costs. In any such event the Tenant shall forthwith pay to and reimburse the Landlord for all money expended by the Landlord, within reason and approved by the Tenant, and all costs and expenses incurred by the Landlord.

4.21 Registered Charges. The Tenant shall pay all money owed by it under any conditional sale agreement or other charge registered or filed against the Project, and immediately upon all of the payments having been made thereunder, the Tenant shall obtain a memorandum of satisfaction or other appropriate document of discharge and shall register the same at its own expense in the proper land title office or other appropriate office of public record as the Landlord may require to discharge the same from the title to the Project.

4.22 Entry for Benefit of Adjoining Premises. The Tenant shall permit the Landlord, its agents and workmen, and the tenants of any adjoining or neighboring premises and their respective agents and workmen, to enter upon the Premises at all reasonable times so far as may be necessary or useful in order to construct, examine, repair or rebuild any adjoining or neighboring premises, or for any other reasonable purpose, provided that the Landlord shall make good all damage occasioned by the exercise of such rights by the Landlord, its agents or workmen, and insofar as any tenant of any adjoining or neighboring premises and its respective agents and workmen are concerned, no such rights shall be exercisable until such tenant and its agents and workmen shall have covenanted with the Tenant to make good all damage occasioned by the exercise of such rights by those of them concerned.

4.23 Exhibit Premises. The Landlord shall have the right to exhibit the Premises to:

(a) prospective tenants or sub-tenants during the six month period prior to the Expiry Date and any renewal of the Term; and

(b) the Landlord's Mortgagees and prospective mortgagees and any prospective purchaser of the whole or any part of the Landlord's interest in the Project;

and for such purposes the Landlord shall have the right of entry to the Premises at any reasonable time on reasonable prior notice and the Tenant at its option may have a servant or agent present at the time of such entry.

4.24 Registration of Lease. The Tenant covenants and agrees with the Landlord that the Landlord shall not be obliged to execute or deliver this Lease in form registrable under the Land Title Act of British Columbia or any other statute of the Province of British Columbia and that the Tenant shall not register this Lease or any claim based thereon. All costs and expenses in connection with registration of this Lease (if permitted by the Landlord) and any plans required for registration shall be borne by the Tenant.

4.25 Compliance with Laws. The Tenant shall, to the extent that it has covenanted to do under the terms of this Lease, observe and perform all of its obligations and all matters and things necessary or expedient to be done, observed or performed by the Tenant by virtue of any law, statute, by-law, ordinance, regulation or lawful requirements of any governmental authority or any public utility or railway company lawfully acting under statutory authority and all demands and notices in pursuance thereof whether given to the Tenant or the Landlord and in any manner or degree affecting the Premises, the state of repair or condition thereof, the safety thereof, the use thereof by the Tenant or the exercise or fulfillment of any right or obligation arising under or as a result of this Lease. If any such demand or notice is given lawfully requiring the execution of works, then:

(a) if such notice is given to the Tenant, the Tenant shall forthwith deliver the same or a true copy thereof to the Landlord and the Tenant shall forthwith, at its own expense, execute to the satisfaction of the Landlord and the person giving such notice all such works as the Landlord may approve in writing in order to comply with the requirements of the said notice; or

(b) if such notice is given to the Landlord, the Landlord shall notify the Tenant and thereupon the Tenant shall, at its own expense, forthwith execute to the satisfaction of the Landlord and the person giving such notice all such works as the Landlord and the person giving such notice may require in order to comply with the requirements of the said notice.

Notwithstanding the foregoing, the Landlord shall have the right to execute any such works and the Tenant shall afford to the Landlord all necessary access to the Premises and other facilities for that purpose and the Tenant shall, on demand by the Landlord, pay to the Landlord all costs and expenses incurred by the Landlord in executing and performing any and all such works.

4.26 Provide Financial Information. Whenever the Landlord, in connection with any financing of the Project or any part thereof, shall require information relating to the financial position of the Tenant, then the Tenant, within 15 days after receipt by it of a notice in writing from the Landlord requesting such information, shall furnish directly to the Landlord copies of the audited financial statements of the Tenant, including balance sheet and statements of profit and loss and surplus or deficit, in respect of each of the five years immediately preceding the year in which such notice is given. All such information shall be used by the Landlord in connection with such financing only and shall be supplied to the Landlord on the condition that the information be treated on a confidential basis.

4.27 Subordination. This Lease is and shall be subject, subordinate and postponed to all mortgages, including any debentures and any deeds of trust and mortgages securing bonds and all indentures supplemental thereto (herein collectively called the "Mortgages") which may now or hereafter charge the Project or any part thereof and to all renewals, modifications, consolidations, replacements and extensions of the Mortgages, to the intent that, without execution of any document other than this Lease, the Mortgages and all renewals, modifications, consolidations, replacements and extensions thereof shall have priority over this Lease notwithstanding the respective dates of execution or registration thereof. Without limiting the generality of the foregoing, the Tenant agrees to execute promptly any document in confirmation of such subordination, postponement and priority which the Landlord may request and the Tenant hereby irrevocably constitutes and appoints the Landlord the agent and attorney of the Tenant for the purpose of executing any such document and of making application in the name of the Tenant at any time and from time to time to register postponements of this Lease in favor of any of the Mortgages or any renewal, modification, consolidation, replacement or extension of any of the Mortgages in order to give effect to the foregoing provisions of this paragraph. Provided however, the subordination and postponement of this Lease to any of the Mortgages shall not be effective with respect to a specific Mortgage unless and until the Landlord's Mortgagee holding such Mortgage shall confirm in writing to the Tenant that the Tenant shall have the right, if not in default under this Lease, to remain in possession of the Premises in accordance with the terms of this Lease in the event such Landlord's Mortgagee obtains title to the Premises by way of foreclosure or otherwise.

4.28 Attornment. Whenever required by any of the Landlord's Mortgagees under any of the Mortgages the Tenant shall attorn to and become a tenant or licensee of such Landlord's Mortgagee or a tenant of any purchaser from such Landlord's Mortgagee in the event of an exercise by such Landlord's Mortgagees of the power of sale in any of the Mortgages set out, for the then unexpired residue of the Term upon all of the terms and conditions hereof.

4.29 Estoppel Certificate. The Tenant shall at any time and from time to time upon five days' prior notice from the Landlord execute and deliver to the Landlord or the Landlord's Mortgagees or a prospective purchaser of the Project or the whole or any portion of the Landlord's interest in the Project, a statement in writing confirming the terms of this Lease, certifying that this Lease in unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the Rent then being paid hereunder, the dates to which the Rent and other charges hereunder have been paid, that to the best of the Tenant's knowledge the Landlord has complied with all the terms of this Lease, that the Premises are acceptable to the Tenant, that the Tenant shall not amend, modify or surrender this Lease or make any prepayment of the Rent other than the Rent for the current month without the prior written consent of the Landlord's Mortgagees, that there are no outstanding set-offs or equities disclosed or undisclosed as between the Landlord and the Tenant of which the Tenant is aware, that no money other than a maximum of one month's Rent in accordance with the provisions of the Lease has been prepaid by the Tenant to the Landlord, that the Tenant is aware of the assignment by the Landlord to the Landlord's Mortgagees of all Rent under this Lease, and any other matters pertaining to this Lease in respect of which the Landlord may desire certification. The Tenant hereby irrevocably constitutes and appoints the Landlord the agent and attorney of the Tenant for the purpose of executing and delivering such certificate or certificates for and on behalf of the Tenant.

4.30 Indemnify Landlord. The Tenant shall indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages, costs, loss or expenses of whatever kind which the Landlord, may sustain, incur or be put to by reason of or arising out of this Lease save and except to the extent that such is caused by the Landlord or those for whom the Landlord is responsible at law, or any act or omission of the Tenant or any persons for whom the Tenant is, at law, responsible, or from the use or occupation of the Premises by the Tenant in whole or in part and without limiting the generality of the foregoing, from the non-observance or non-performance by the Tenant, or any persons for whom the Tenant is, at law, responsible, of any of the obligations imposed under the provisions of any laws, ordinances, regulations or requirements of any federal, provincial, municipal or other authorities, or any of the covenants and agreements in this Lease contained by the Tenant to be observed and performed and such liability to indemnify and save harmless shall survive any termination of this Lease, and the expiry of the Term or any renewal thereof, anything in this Lease to the contrary notwithstanding.

4.31 Name of Project. In referring to the Project, the Tenant will use the name, designation and address of the Project and the Premises as established by the Landlord from time to time, and the Tenant will incorporate such name, designation and address on its stationery and other material which indicates its business address at the Premises. The Landlord may from time to time, on 30 days' notice to the Tenant, change the name, designation or address of the Project or the Premises.


                        ARTICLE 5 - LANDLORD'S COVENANTS

    The Landlord covenants with the Tenant as follows:

5.01 Quiet Enjoyment. If the Tenant pays the Rent and performs the covenants herein on its part contained, the Tenant shall be entitled to quiet enjoyment of the Premises, subject to the rights of owners or occupiers of the easements and rights-of-way, if any, now or hereafter registered against title to the Project.

5.02       Landlord's Insurance.

(a) Except as may be otherwise provided in this Lease and to the extent that such insurance coverage shall be available at a reasonable cost acceptable to the Landlord, the Landlord shall, during the Term and any renewal thereof, take out and maintain in full force and effect insurance against all risks of physical loss or damage to the Building, and such fixtures and improvements as the Landlord shall determine, including the perils of flood and earthquake and including business interruption or loss of rental income insurance, in amounts equal to the full insurable value thereof, calculated on a replacement cost basis, and subject to such deductibles as the Landlord may reasonably determine. Provided however, the full insurable value shall not include, and the insurance shall not cover, any property of the Tenant, whether owned by the Tenant or held by it in any capacity, nor leasehold improvements whether made by or on behalf of the Tenant.

(b) The Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as the Landlord or the Landlord's Mortgagees may consider advisable or beneficial, including, without limiting the foregoing, comprehensive liability insurance and boiler and machinery insurance.

(c) The Landlord shall maintain "broad form" boiler and machinery insurance upon any boilers, pressure vessels or mechanical equipment located at the Premises in such amount as the Landlord may reasonably require from time to time;

(d) The Landlord and all parties claiming under it mutually release and discharge the Tenant and its agents and employees from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises and the Landlord shall endeavor to have such policies of insurance contain a waiver of subrogation which the insurers under such policies might otherwise have.

(e) The costs of taking out and maintaining in force all insurance as contemplated in this section 5.02 shall form a part of Operating Costs. Notwithstanding any contribution by the Tenant to any insurance costs as provided for herein, no insurable interest shall be conferred upon the Tenant under policies carried by the Landlord.

5.03 Common Areas. To permit the Tenant and its employees and invitees to have the use in common with all others entitled thereto of the common loading areas and facilities, roadways and garbage areas of the Project and all other common areas and common facilities that are a part of the Project.

5.04 Repair. Subject to section 6.04, to repair, reasonable wear and tear excepted, the Roof, structure, foundations, sub-floors and outer walls of the Building and the mechanical and electrical works included within the Project for use in common by the tenants of the Project, the cost of all such work to form a part of Operating Costs, unless such costs are of a capital nature, in which event they shall be borne by the Landlord.

5.05 Maintenance of Common Areas. To maintain all common areas within the Project, the cost of all such maintenance to form a part of Operating Costs.

5.06 Payment of Taxes. Subject to the Tenant's obligation to pay its Proportionate Share thereof, to pay or cause to be paid the Taxes in respect of the Project.


              ARTICLE 6 - MUTUAL COVENANTS, AGREEMENTS AND PROVISOS

    It is hereby agreed by the Landlord and the Tenant as follows:

6.01 No Warranties. The Tenant acknowledges and agrees that no representations, warranties, agreements or conditions have been made other than those expressed herein, and that no agreement collateral hereto shall be binding upon the Landlord unless it be made in writing and duly executed on behalf of the Landlord.

6.02       No Waiver.

(a) The failure of the Landlord to exercise any right or option in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver or relinquishment of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of the Rent or any portion hereunder by the Landlord shall not be deemed to be a waiver of a preceding breach by the Tenant of any term, covenant or condition of this Lease other than the failure of the Tenant to pay the particular amount of the Rent so accepted, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such amount of the Rent.

(b) The acceptance of any of the Rent from, or the performance of any obligation hereunder by, a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant.

(c) The acceptance by the Landlord of a part payment of any money required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such money.

6.03 Notices. All notices, demands and requests which may or are required to be given pursuant to this Lease shall be in writing and shall be sufficiently given if delivered personally to the party or an officer of the party for whom it is intended or mailed prepaid and registered, in the case of the Landlord and the Tenant to the respective addresses specified in subsections 1.01(a) and (b), or at such other addresses in British Columbia as the parties may from time to time advise by notice in writing. The Tenant shall require any mortgagee, assignee or sublessee of the Tenant's interest hereunder to supply their respective mailing addresses to the Landlord. The date of receipt of any such notice, demand or request shall be deemed to be the date of delivery of such notice, demand or request if served personally or if mailed as aforesaid on the third day next following the date of such mailing (excluding Saturdays, Sundays and statutory holidays in British Columbia), unless there is between the date of mailing and actual receipt a mail strike or other labour dispute which adversely affects mail service in British Columbia, in which case:

(a) the party giving the notice, demand or request shall deliver such notice, demand or request by an alternative method; and

(b) the time of giving such notice, demand or request shall be the time of actual receipt of such notice, demand or request.

6.04 Damage and Destruction.

(a) If all or any part of the Premises is damaged by fire or other casualty thereby rendering all or a portion of the Premises unusable by the Tenant, then the Annual Basic Rent shall abate, in the proportion that that part of the Premises which is rendered unusable bears to the whole of the Premises, but only to the extent that the Annual Basic Rent is covered by insurance and paid to the Landlord. The Landlord will notify the Tenant in writing if the Landlord is not insuring the Annual Basic Rent.

(b) Except as provided in subsection 6.04(c) hereof, if the Premises are damaged by fire or other casualty insured against by the Landlord hereunder or against which the Landlord is obligated to insure hereunder, then the damage to the Premises shall be repaired by the Landlord at its expense except that repairs to installations, alterations, additions, partitions, improvements and fixtures made by or on behalf of the Tenant or any previous Tenant or occupant of the Premises or any part thereof shall be performed by the Tenant or, at the option of the Landlord, shall be performed by the Landlord at the expense of the Tenant. All repairs which the Landlord is required to make hereunder shall be made with due diligence, provided that the Landlord shall not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any delay which may arise by reason of adjustment of insurance on the part of the Landlord or on account of labour troubles or any other cause beyond the Landlord's control. The Tenant shall, out of its own money, make up any deficiency necessary to repair, rebuild or make fit the Premises for the purposes of the Tenant, as follows:

  (i) to the extent of the amount of any deductible exceeding $2,500 contained in any insurance policy effected by the Landlord pursuant to its covenant to insure herein contained.

(c) If, in the Landlord's opinion, the Building is damaged by fire or other casualty to the extent that it cannot reasonably be repaired or rebuilt within 120 days after the occurrence of such damage and if the Landlord shall decide not to restore the same then the Landlord shall within 60 days after the happening of such fire or other casualty give to the Tenant a notice in writing of such decision and thereupon the Term and any renewal of this Lease shall expire forthwith and the Tenant shall vacate the Premises and surrender the same to the Landlord. If the Building is damaged as aforesaid and the Landlord does not give notice as aforesaid, then the Landlord shall diligently proceed to repair the Building, excluding installations, additions, partitions, improvements and fixtures made by or on behalf of the Tenant or any previous tenant or occupant of the Premises, subject to any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord or on account of labour troubles or any other cause beyond the Landlord's control. If the Building, excluding installations, additions, partitions, improvements and fixtures made by or on behalf of the Tenant or any previous tenant or occupant of the Premises, is not repaired within six months from the time of the fire or other casualty causing the damage, then the Tenant may at its option, to be exercised within ten days of the termination of the said period of six months (or the termination of such later period as extended hereby) by notice in writing, terminate this Lease. Upon the termination of this Lease by the Landlord as provided in this subsection 6.04(c) the Tenant's liability for the Rent shall cease as of the day following the fire or casualty.

6.05 Payments by Landlord Regarded as Rent. If the Tenant shall fail to observe or perform any of the covenants or obligations of the Tenant under or in respect of this Lease the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose may do such things as may be requisite and may enter upon the Premises to do such things and all costs and expenses incurred and expenditures made by or on behalf of the Landlord shall be forthwith paid by the Tenant to the Landlord and if the Tenant fails to pay the same the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears, provided that if the Landlord commences or completes either the performance or the causing to be performed of any of such covenants or obligations or any part thereof, the Landlord shall not be obliged to complete such performance or causing to be performed or be later obliged to act in like fashion. If the Landlord shall suffer or incur any damage, loss, cost or expense whatsoever for which the Tenant is in any way liable hereunder, by reason of any failure of the Tenant to observe or comply with any of the covenants or agreements of the Tenant herein contained, then in every such case the amount of any such damage, loss, cost or expense shall be due and payable by the Tenant to the Landlord on demand by the Landlord and the Landlord shall have the right at its option to add the cost or amount of any such damage, loss, cost or expense to the Rent hereby reserved and any such amount shall thereupon immediately be due and payable as Rent and recoverable by the Landlord by all remedies available to the Landlord for the recovery of Rent in arrears.

6.06       Re-entry on Default.  If:

(a) any payments of the Rent or any part thereof, whether the same are demanded or not, are not paid within 5 days of notice of default of such payment when they become due;

(b) any breach, non-observance or non-performance of any covenant, agreement, stipulation, proviso, condition, rule or regulation herein contained on the part of the Tenant to be kept, performed or observed hereunder and any such breach, non-observance or non-performance shall continue for 15 days after written notice thereof to the Tenant by the Landlord, unless the Tenant rectifies or commences to rectify such default within such 15 day period;

(c) the Premises shall be vacated or remain unoccupied for 30 days;

(d) the Term or any renewal thereof or any of the goods and chattels of the Tenant shall at any time during the Term or any renewal thereof be seized or taken in attachment by any creditor of the Tenant;

(e) a writ of execution, sequestration or extent shall issue against the goods and chattels of the Tenant;

(f) the Tenant shall execute any chattel mortgage or bill of sale of its goods and chattels (other than one incidental to any public issue of bonds, debentures or other securities of the Tenant or to any reorganization of the Tenant or its amalgamation with any other company);

(g) any petition or other application is presented to any court of competent jurisdiction for the dissolution, liquidation or winding up of the Tenant or for the appointment of a receiver of receiver and manager;

(h) the Tenant shall become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors;

(i) if the Premises shall be used for any purpose other than that for which they were let without the prior written consent of the Landlord; or

(j) the Tenant shall make an assignment for the benefit of creditors or shall make any sale or other disposition of its goods and chattels pursuant to or which should legally have been done pursuant to any legislation relating to bulk sales (except one incidental to any reorganization of the Tenant, if any, or its amalgamation with any other company);

then and in any such event:

(1) the Landlord, in addition to any other remedy now or hereafter provided, may re-enter and take possession immediately of the Premises or any part thereof in the name of the whole by force if necessary without any previous notice of intention to re-enter and may remove all persons and property therefrom and may use such force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the Premises and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach, non-observance or non-performance of any covenant or agreement on the part of the Tenant to be kept, observed or performed; and

(2) the next ensuing three months' Annual Basic Rent and Additional Rent (to be determined at rates estimated by the Landlord acting reasonably) and any additional money owing hereunder shall immediately become due and payable and shall be recoverable by the Landlord as if it were Rent in arrears, but the Tenant shall remain liable under this Lease.

6.07 Sale and Reletting. Upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease the Landlord, in addition to all other rights and remedies, shall have the right to enter the Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to relet the Premises as the agent of the Tenant, and to receive all rent therefor, and as agent of the Tenant to take possession of any business and trade fixtures of the Tenant and any goods and property whatsoever on the Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Premises, after deducting its costs of conducting such sale and its costs of reletting, in payment of the Rent due under this Lease, and the Tenant shall be liable to the Landlord for any deficiency.

6.08 Termination. Upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to determine forthwith this Lease and the Term or any renewal thereof by giving notice in writing addressed to the Tenant of its intention so to do, and thereupon the Rent shall be computed, apportioned and paid in full to the date of such determination of this Lease, the Tenant shall pay any other amounts for which the Tenant is liable under this Lease pursuant to section 6.06, the Tenant shall forthwith deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the Premises.

6.09 Distress. Whensoever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant it may use such force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Premises at any time during the Term or any renewal thereof shall be exempt from levy by distress for Rent in arrears.

6.10 Landlord's Expenses Enforcing Lease. If it shall be necessary for the Landlord to retain the services of any person for the purpose of assisting the Landlord in enforcing any of its rights hereunder or otherwise available at law, the Landlord shall be entitled to collect from the Tenant the cost of all such services including, but not limited to, all legal fees and disbursements incurred in enforcing the Landlord's rights hereunder and in connection with all necessary court proceedings at trial or on appeal on a solicitor and own client basis, as if the same were Rent reserved and in arrears hereunder.

6.11 Remedies Cumulative. No remedy conferred upon or reserved to the Landlord under this Lease, by statute or otherwise, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as the Landlord deems expedient.

6.12 Damage or Injury. The Landlord shall not be liable for any personal injury, death or property loss or damage sustained by the Tenant, or its employees, agents, sublessees, licensees or those doing business with it in the Premises or anywhere in the Project, no matter how caused except as a result of the negligence of the Landlord, or those for whom the Landlord is responsible at law, and the Tenant shall indemnify the Landlord against all actions or liabilities arising out of such personal injury, death or property damage or loss.

The Tenant hereby releases the Landlord and its officers, agents and employees from all claims for damages or other expenses arising out of such personal injury, death or property loss or damage. Without limiting the foregoing, the Landlord shall not be liable for any such personal injury, death or property loss or damage sustained by the Tenant or its employees, agents, sublessees, licensees or invitees in the Premises or anywhere in the Project caused by theft or breakage or by steam, water, rain, snow, radioactive materials, microwaves, deleterious substances, gases, pollutants or any other materials or substances which may leak into, issue or flow from any part of the Project or any adjacent or neighboring lands and premises or from the water, steam or drainage pipes or plumbing works of the same or from any place, or any loss or damage caused by or attributable to the condition or arrangements of any electric or other wiring or any damage caused by anything done or omitted to be done by any other tenant or occupant of the Project, and the Tenant shall indemnify the Landlord against all actions or liabilities arising out of such personal injury, death or property damage or loss. The Tenant hereby releases the Landlord and its officers, agents and employees from all claims for damages or other expenses arising out of such personal injury, death or property loss or damage.

6.13 Holding Over. If the Tenant shall hold over after the expiration of the Term or any renewal thereof and the Landlord shall accept the Rent or any portion thereof the new tenancy thereby created shall be deemed a monthly tenancy and not a yearly tenancy and shall be subject to the covenants and conditions herein contained insofar as the same are applicable to a tenancy from month to month, except that if the Tenant remains in possession without the Landlord's written consent, the monthly installments of Annual Basic Rent shall be 150% of the monthly installments of Annual Basic Rent payable for the last month of the Term or any renewal thereof, prorated on a daily basis for each day that the Tenant remains in possession, and in addition the Tenant shall be liable for all costs, expenses, losses and damages resulting or arising from the failure of the Tenant to deliver up possession of the Premises to the Landlord.

6.14 Inability to Perform. Whenever and to the extent that the Landlord or the Tenant shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill any such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord or the Tenant, as the case may be, shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant or the Landlord, as the case may be, shall not be entitled to compensation for any inconvenience, nuisance or discomfort or damage thereby occasioned, and shall not be entitled to cancel or terminate this Lease.

6.15 Interest. Interest on any money due to the Landlord under this Lease shall be paid by the Tenant and shall accrue at the rate of prime plus 2% per annum, such rate of interest to be calculated and compounded monthly, not in advance, from the respective date upon which any such money becomes due to the Landlord.

In addition, the Tenant shall pay an administrative charge of $50.00 on all payments which are not made when due, to compensate the Landlord for its administrative costs in connection with such late payments.

6.16 Rules and Regulations. The Tenant shall observe and shall cause its employees, servants, invitees, licensees, agents and all others over whom the Tenant exercises any control to observe faithfully and comply with such reasonable rules and regulations as the Landlord may from time to time adopt for the Project as a whole. Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease against any other Tenant of the Project, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees or any other person.

6.17 Expropriation. If the whole or any portion of the Project containing the Premises shall be acquired or condemned by an authority having the power for such acquisition or condemnation then the Term and any renewal thereof shall cease from the date of entry by such authority. Nothing herein contained shall prevent the

Landlord or the Tenant or both from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by law.

6.18 Accrual of Annual Basic Rent. The Annual Basic Rent shall accrue from day to day. Where the calculation of any Additional Rent is not made until the termination or expiry of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination or expiry of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

6.19 Metric Equivalent. Wherever there is any reference in this Lease to a measurement or an area or the requirement for a measurement or calculation of an area any such measurement or area may be expressed in either units of imperial measurement or their metric equivalent as published by Canada Mortgage and Housing Corporation or any other agency of the Government of Canada designated by the Landlord.

6.20 Net Lease. It is the intention of the parties hereto that this Lease shall be a net lease and that the Rent provided to be paid to the Landlord hereunder shall be net to the Landlord and shall yield to the Landlord the entire such rental during the Term and any renewal thereof without abatement for any cause whatsoever except as set forth in subsection 6.04(a). Save as specifically set forth in this Lease, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises other than costs of a capital nature, whether or not herein referred to and whether or not of a kind now existing or within the contemplation of the parties hereto, shall be paid by the Tenant.

6.21 Governing Law. This Lease shall be construed in accordance with, and governed by, the laws of the Province of British Columbia.

6.22 Number and Gender. Where required the singular number shall be deemed to include the plural and the neuter gender the masculine of feminine.

6.23 Covenants. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision thereof. Should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

6.24 Time of the Essence. Time shall be of the essence of this Lease.

6.25 Headings. Any captions, headings and marginal notes throughout this Lease are for convenience and reference only and the words and phrases contained therein shall in no way be held deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

6.26 Enurement. This Lease shall extend to, be binding upon and enure to the benefit of the Landlord and the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

6.27 Joint and Several Liability. All covenants, liabilities and obligations entered into or imposed upon the Tenant, if more than one person, and the Landlord, if more than one person, shall be joint and several covenants, liabilities and obligations.

6.28 Continuation of Obligations. This Lease and the obligations of the Tenant hereunder shall continue in full force and effect notwithstanding any change in the person or persons comprising the Landlord.

6.29 Landlord's Limit of Liability. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited to mean the Landlord as hereinbefore set out while it retains its interest in the Premises, but upon sale, transfer or other disposition of that interest, the Landlord shall be automatically relieved after the date of such sale, transfer or other disposition of and from all liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained, it being understood and agreed hereby that the obligations contained in this Lease on the part of the Landlord shall be binding upon the Landlord, its successors and assigns, only during and in respect of the respective successive periods of its interest in the Premises. The Tenant agrees to attorn to a purchaser, transferee or person acquiring the interest of the Landlord in the Premises, such attornment to be effective and self-operative without the necessity of the execution of any further instrument on the part of the Landlord, the Tenant or any other person.

6.30 Consents.

(a) Wherever and whenever the approval or consent of the Landlord is required to be obtained, such approval or consent may be given by such officer, agent, committee, person or persons as may from time to time be nominated or appointed in writing by the Landlord for such purpose, and any such power of nomination or appointment may be delegated by the Landlord. Such nominees, appointees or delegates shall have the right to withhold approval of or consent to and may reject any matter or thing submitted for approval or consent, and every such approval or consent given shall be in writing and may contain such conditions and stipulations as the Landlord may deem fit.

(b) Whenever the Landlord shall withhold its leave, consent or approval, in any case where its leave, consent or approval is required under this Lease, the Landlord shall not be deemed to be withholding such leave, consent or approval unreasonably if the reason therefor is the due preservation of a standard of planning and maintenance as high as that required by the Landlord elsewhere in the Project.

6.31 Amendments. This Lease shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall not be modified, amended or waived except by an instrument in writing duly executed and delivered by the parties hereto or by their successors and permitted assigns.


                        ARTICLE 7 - ADDITIONAL PROVISIONS

    The additional provisions, if any, which are set forth in Schedule "C" are hereby incorporated in and form a part of this Lease for all purposes.

    IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Lease as of the day and year first above written.


BY THE LANDLORD:

The Common Seal of                                            )
MARINE WAY ESTATES LTD.                                       )
was hereunto affixed in the presence of:                      )

                                                              )
_______________________________________                       )        C/S
Authorized Signatory                                          )
                                                              )

_______________________________________                       )
Authorized Signatory                                          )


BY THE TENANT:

The Common Seal of                                            )
ADVANCED GRAVIS COMPUTER                                      )
TECHNOLOGY LTD.                                               )
was hereunto affixed in the presence of:                      )
                                                              )

_______________________________________                       )        C/S
Authorized Signatory                                          )
                                                              )

_______________________________________                       )
Authorized Signatory                                          )


This is page twenty-seven (27) of an Indenture dated the day of          ,  1995
between Marine Way Estates Ltd. and Advanced Gravis Computer Technology Ltd.

                                 BOUNDARY CENTRE

                                  SCHEDULE "A"

                            Description of the Lands


                LANDLORD: MARINE WAY ESTATES LTD.

                TENANT:   ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.


ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Vancouver, Province of British Columbia, and more particularly known and described as:

                       Lot 1, Plan 79633, District Lot 161

                                 BOUNDARY CENTRE

                                  SCHEDULE "B"

                              Plan of the Premises


                LANDLORD: MARINE WAY ESTATES LTD.

                TENANT:   ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.

                                 BOUNDARY CENTRE

                                  SCHEDULE "C"

                              Additional Provisions


                LANDLORD: MARINE WAY ESTATES LTD.

                TENANT:   ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.


7.01 Renewal. The Landlord covenants and agrees with the Tenant as follows:
(a) If the Tenant is not then in default in the observance and performance of the covenants, provisos and agreements contained in this Lease on its part to be paid, observed and performed, then the Tenant shall have the option, to be exercised by giving to the Landlord written notice (herein called the "First Renewal Notice") not more than nine (9) months and not less than six (6) months prior to the Expiry Date, to renew this Lease for a further term of five (5) years (the "Renewal Term") on the terms and conditions as are set forth in this Lease, except for this section 7.01(a) and except for the amount of the Annual Basic Rent for the Premises during the Renewal Term which amount of Annual Basic Rent shall be determined by agreement between the Landlord and the Tenant not less than three months after the date on which the Landlord receives the Renewal Notice from the Tenant and failing such agreement within such period, the amount of the Annual Basic Rent for the Premises during the Renewal Term shall be the rent which would be paid for the Renewal Term as between the Landlord and a willing tenant dealing at arm's length for premises reasonably comparable to the Premises, as determined by arbitration as hereinafter set forth. The amount of the Annual Basic Rent for the Premises during the Renewal Term shall not be less than the amount of the Annual Basic Rent for the Premises payable during the Term. The Landlord and the Tenant covenant and agree that upon receipt of the Renewal Notice by the Landlord, the Tenant shall be obligated to lease the Premises from the Landlord and the Landlord shall be obligated to lease the Premises to the Tenant on the terms and conditions set forth in this subsection 7.01(a).

7.02 Arbitration. If under the provisions of this Lease the Landlord and the Tenant have failed to agree as to the amount of the Annual Basic Rent payable for the Premises with respect to any renewal term by the date required hereunder, the determination of the Annual Basic Rent shall be referred to a single arbitrator to be agreed upon by the Landlord and the Tenant and failing agreement as to such arbitrator within ten days after either party shall have demanded the appointment of such arbitrator, then upon the application of either the Landlord or the Tenant, the arbitrator shall be appointed by a Judge of the Supreme Court of British Columbia. The determination by the arbitrator shall be final and binding upon the Landlord and the Tenant, and their respective successors and permitted assigns. In making the determination of the amount of the Annual Basic Rent for any renewal term the arbitrator shall follow the basis for determination set forth in the respective clause of section 7.01 applicable to such renewal term. The fees and expenses of the arbitrator shall be borne by the Tenant and the Landlord equally. The provisions of this paragraph shall be deemed to be a submission to arbitration within the provisions Commercial Arbitration Act, S.B.C. 1986, Ch. 18, and any statutory modifications or re-enactment thereof, provided that any limitations on the remuneration of the arbitrator imposed by such legislation shall not be applicable. The arbitration shall be held in the City of Vancouver, British Columbia, unless otherwise agreed in writing by the Landlord and the Tenant. It is understood and agreed by the Landlord and the Tenant that until the amount of the Annual Basic Rent for any renewal term is finally determined, the Tenant shall pay to the Landlord monthly installments on account of the Annual Basic Rent equal to the monthly installment of Annual Basic Rent payable for the month immediately preceding such renewal term. Once the arbitrator has determined the amount of the Annual Basic Rent for such renewal term then the Annual Basic Rent paid as aforesaid shall be adjusted to reflect the Annual Basic Rent as determined for the respective renewal term.

                                 BOUNDARY CENTRE

                                  SCHEDULE "D"

                                 Landlord's Work


                LANDLORD: MARINE WAY ESTATES LTD.

                TENANT:   ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.


The Tenant shall lease the Premises "As Is". "As Is shall be the state and condition of the Premises as of January 20, 1995. The Landlord will repaint the Premises (same color, one coat) and steam clean the existing carpets. In the event the Tenant elects a different color paint, the second coat shall be at the Tenant's expense.

The Tenant is under no obligation to remove or alter any of the Premises from the "As Is" condition as of March 1, 1995, upon the expiration of the Term.

                                 BOUNDARY CENTRE

                                  SCHEDULE "E"

                                  Tenant's Work


                LANDLORD: MARINE WAY ESTATES LTD.

                TENANT:   ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.


After the completion of the Landlord's Work and in the event the Tenant undertakes Improvement the Tenant will at its expense and subject to the provisions of this Schedule C provide, furnish and install within the Premises all finishings, fixturing, architectural, electrical and mechanical work in addition to the Landlord's Work described herein to complete the construction of the Premises in accordance with the approved Tenant's plans and specifications and to equip the Premises ready for occupation including, but not limited to, the following:

1.    Store Front or Entrance Doors

      Any changes to the store front desired by the Tenant must conform to the Landlord's design criteria. Prior written approval for the Tenant's design must be obtained from the Landlord. If the Premises are not retail premises, the Tenant shall provide entrance doors to the building standard.

2.    Tenant Logo Sign

      Signing, including lighting thereof, in accordance with the Landlord's design criteria. Prior written approval for the design must be obtained from the Landlord. Each tenant shall install its sign on the sign band (if there is one) above the store front of the Premises and pay the Landlord's standard charge for use of the sign band.

3.    Electrical Installation

      The total electrical installation within the Premises conforming to applicable codes, including breakers in the panel, connection of air conditioning unit, lighting, outlets, emergency and exit lighting and electrical service to signs and water heater. If the gypsum board or other material selected by the Landlord to face the demising walls is removed by the Tenant for the purpose of installing the Tenant's electrical services or having them inspected, then such gypsum board or other material shall be replaced by the Tenant.

4.    Telephone Services

      All distribution and extensions of telephone conduit within the Premises and all intercom, communication, burglar alarms and signal systems required by the Tenant.

5.    Plumbing

      In accordance with the Landlord's design criteria, the Tenant shall supply and install all plumbing, piping, equipment, fixtures and labour required to extend and connect plumbing services from fixtures to point of connection provided by the Landlord, including provision for hot water that may be required by the Tenant. If water inlet services in excess of those provided by the base building system are required, the Tenant may at the discretion of the Landlord be required to provide metering. If the Tenant is engaged in a retail trade required by law to make provision for public washroom accommodation within the Premises, the installation of water closets, washbasins and plumbing pertaining thereto and all finishing of the said washrooms will be carried out by the Tenant at its cost.

      If gypsum board or other material selected by the Landlord to face the demising walls is removed by the Tenant for the purpose of installing the Tenant's plumbing services or having them inspected, then such gypsum board or other material shall be replaced by the Tenant.

6.    Mechanical

      In accordance with the Landlord's design criteria, the Tenant shall supply and install piping, ductwork, materials, labour and equipment for the distribution of air-conditioned air, the removal of air not suitable for recirculation from the Premises, and the replacement of such air (the "Ventilation Make-up Air Distribution System"). Any ductwork extensions and connections and any final piping extensions and connections required outside the Premises will be done by the Landlord's contractor at the Tenant's expense.

      If required, the Tenant will supply and install, at its expense, a kitchen exhaust hood complete with control panels, filters and fire protection systems conforming to applicable by-laws and satisfactory to the Landlord.

7.    Sprinklers

      Modifications and relocation of sprinkler system layout to suit the Tenant's requirements. Any such revision to the sprinkler system layout shall be done by the Landlord's sprinkler consultant to ensure conformity to insurance underwriting requirements and any work necessitated thereby performed by the Landlord's contractor at the Tenant's expense. Unit prices may be provided by the Landlord to the Tenant.

8.    Fire Protection

      Any fire fighting, fire prevention, safety and emergency equipment or lighting in and about the Premises, additional to that included in the base system provided by the Landlord, required by any authority having jurisdiction.

9.    Interior Finishing

      All other work, interior finishes and installation (beyond those set out in the Landlord's Work ), including, without limiting the generality thereof, ceilings, floor covering, painting, show window enclosures and display platforms, partitions, special wall and ceiling finishes, vertical and horizontal transportation equipment, trade fixtures and security vaults, and all requirements of licensing, health and other authorities having jurisdiction to the specified project standards established by the Landlord. Access panels shall be provided in ceilings where removable tile ceiling systems are not used for access to equipment which may be located above such ceilings. The Tenant has the right to take down the wall between the "production area" and "storage area" as necessary.

10.   Additional Capacity

      If the Tenant requires additional electrical capacity or additional telephone, air handling or air-conditioning capacity or other increased services, the Tenant must notify the Landlord in writing within the time limit for submitting of the Tenant's plans and specifications. Failing such notification, the Landlord's Work will be complete upon installation of the primary services for the Premises. The Landlord will only be prepared to install additional services or additional capacity if the increased capacity is available, and the Tenant shall pay for any additional costs incurred by the Landlord in connection with such installation, with such work being done by the Landlord's contractor.

11.   Specific Restrictions

      (a) Under no circumstances shall the Tenant or its contractor at any time be permitted to drill or cut conduit, pipe sleeves, chases, duct equipment, openings in the floor, columns, walls or roofs of the Project.

      (b) No suspended loads will be permitted from the underside of the structure slab or roof structure without written approval by the Landlord.

      (c) The Tenant will not be permitted to install openings, signs, store front and/or improvements in the exterior walls or interior demising partitions or bulkheads above the Premises for any purpose without the prior written approval of the Landlord.

      (d) Mounting of burglar alarms and signal systems on the exterior surface of the walls of the Premises or the Project requires specific prior consent. Individual antenna of any nature on, and all access to, the roof of the Project is prohibited.


                 PLANS AND SPECIFICATIONS FOR THE TENANT'S WORK

  So that the Landlord's and the Tenant's Work may proceed without delay and in an efficient manner, the following provisions shall apply:

1.  Provision of Outline Drawing and Target Dates

    (a) Within a reasonable time following acceptance of the Offer to Lease the Landlord will:

    (i) provide the Tenant with an Outline Drawing containing basic information pertinent to the Project as outlined in the Landlord's and Tenant's Work portion of this Schedule C; and

    (ii) advise the Tenant of target dates (and, thereafter, of any revised target dates) for the commencement and completion of the Tenant's Work.

    (b) All designers employed by the Tenant shall be familiar with the project working drawings to the extent necessary to complete the required architectural working drawings and specifications. The Landlord shall make such drawings available for inspection at the site project office or at the Landlord's head office.

2.  Submission of Plans and Specifications

    Within 30 days of the date of dispatch by the Landlord of the Outline Drawing the Tenant will provide the Landlord with 1 sepia and 6 printed sets of plans and specifications for the Tenant' Work.

    Such plans and specifications shall be of uniform size to a minimum scale of 1/8" to each foot and shall include, but not be limited to, the following:

    (i) specifications, identification and colors of materials for all plans and work;
    (ii)   interior elevations;

    (iii)  interior finishing schedule;
    (iv)   facilities or installations that affect the Tenant's perimeter walls;
    (v)    floor plans;
    (vi) complete plans and specifications for all electrical, mechanical, and plumbing work including details and performance information relating to all fixtures, equipment and any underfloor services, including conduit runs to be recessed or buried in the floor, all in accordance with the Landlord's approvals;
    (vii) plans and specifications for store front, including sections and elevations in accordance with the Landlord's requirements;
    (viii) sign details in compliance with the Landlord's requirements;
    (ix) reflected ceiling plan showing all equipment and fixtures and the method of ceiling suspension, access panels servicing Landlord's or Tenant's equipment and catwalk details (if any); and
    (x) complete electrical and mechanical drawings incorporating tabulations of total loads and loads per square foot in watts.

3.  Approval of Plans and Specifications

    Within 15 days after receipt of the plans and specifications the Landlord shall notify the Tenant either of its approval thereof or of any changes required by it. If changes are required, the Tenant, within 15 working days after the required changes are notified by the Landlord, shall submit amended plans and specifications to the Landlord for approval. Prior to resubmission, the Tenant will, if necessary, discuss any required changes with the Landlord's construction manager. The Tenant shall keep a complete set of approved final plans and specifications on the Project throughout the duration of the Tenant's Work.

4. The Tenant shall pay to the Landlord $ for the review of the Tenant's plans and specifications by the Landlord's consultants. If the Tenant's plans and specifications require more than one review the Tenant shall pay the additional costs.


                   GENERAL REQUIREMENTS FOR THE TENANT'S WORK

1.  Good Workmanship

    All the Tenant's Work required by the Tenant to complete the Premises for occupancy shall be carried out with good workmanship and with new materials which shall all be of a high quality and conforming to the best standards of practice and shall not be in contravention of the codes or regulations of the City or any other authority having jurisdiction.

2.  Insurance

    Before commencing the Tenant's Work, the Tenant shall furnish written proof to the Landlord that liability, fire, general workmen's compensation and any other insurance reasonably required by the Landlord has been effected and is in force to the limits and on the terms which the Landlord may reasonably approve. The Landlord shall be named as co-insured in the Tenant's insurance.

3.  Tenant's Responsibility

    The preparation of all plans and specifications for the Tenant's Work and the calling of tenders and letting of contracts relating to the Tenant's Work and the supervision and completion of the Tenant's Work and payment therefor shall be the responsibility of the Tenant.

4.  Approval

    Approvals must be obtained by the Tenant for its work from the City Building Department and all other authorities having jurisdiction and the Tenant must submit evidence of these approvals to the Landlord before commencing work. The Tenant shall be responsible for payment of all fees and charges incurred in obtaining said approvals and for obtaining an occupancy permit prior to opening.

5.  Provision for Payment

    The Landlord shall be entitled to withhold approval of any plans or specifications or the authorization for work to proceed until it has been furnished with reasonable evidence that the Tenant has made suitable provision to pay the full cost of the work and to discharge any liens that may arise therefrom including a performance bond if requested by the Landlord.

6.  Professional Designers and Contractors

    The Tenant shall utilize professional designers and contractors approved by the Landlord and acceptable to any labour authority having jurisdiction in connection with all the requirements of this Schedule C. The Landlord may provide the Tenant from time to time with a list of approved designers.

7.  Rules and Regulations

    The Tenant and its contractors shall comply with all rules, regulations and stipulations which the Landlord or its contractor may make from time to time. The rules, regulations and stipulations may include, but shall not be limited to, matters relating to:

    (i)         the handling and storage of material and equipment;
    (ii)        hours of work and coordination of activity;
    (iii)       use of the facilities and utilities;
    (iv)        scheduling of work; and
    (v)         deliveries.

8.  Waste Disposal

    The Tenant shall at all times keep the Premises and all other areas clear of all waste materials and refuse caused by itself, its suppliers, contractors or by their work.

    The Tenant shall remove all waste materials and refuse directly from the Premises at its expense.

    The Landlord may require the Tenant to cleanup on a daily basis and shall be entitled to cleanup at the Tenant's expense if the Tenant shall not comply with Landlord's reasonable requirements in this respect.

    At the completion of the Tenant's Work, the Tenant shall leave the Premises clean and to the satisfaction of the Landlord. The final cleanup shall include the cleaning of all lighting fixtures, millwork units, store fronts and space which may be affected by the work.

9.  Hoarding or Screening

    The Tenant shall ensure that all work is performed and all tools and materials are used and stored behind hoarding or screening as required by the Landlord.

10. Damage

    Any damage caused by the Tenant's contractor or sub-trades employed on the Tenant's Work to any work of the structure or the systems employed in the Project or to any property of the Landlord or of other tenants shall be repaired by the Landlord's contractor to the satisfaction of the Landlord and the Landlord may recover the costs incurred from the Tenant.

11. Landlord may Perform

    If the Tenant's contractor neglects to carry out the work properly or fails to perform any work required by or in accordance with the approved plans and specifications, the Landlord, after 5 days written notice to the Tenant and the Tenant's contractor, may, without prejudice to any right or remedy the Landlord may have, complete the work, remedy the default or make good any deficiencies and recover the costs incurred from the Tenant.

12. Security

    The Tenant shall be entirely responsible for the security of the Premises during construction and the Landlord shall not be liable for any loss or damage suffered by the Tenant.

13. Fire Extinguisher

    The Tenant shall maintain and keep on the Premises at all times during construction and the Term of the Lease a suitable portable fire extinguisher for Class A, B and C fires.

14. Lien

    The Tenant shall indemnify and hold harmless the Landlord from any and all claim arising out of work done by the Tenant or its contractors and the Tenant shall promptly cause to be removed any liens filed against title to the Project, failing which the Landlord may do so and the Tenant shall pay all the Landlord's costs, including legal costs, as incurred by the Landlord in so doing.

15. Resolution of Dispute

    The opinion in writing of the Landlord's Architect shall be binding on both the Landlord and Tenant respecting all matters of dispute regarding the Landlord's Work and the Tenant's Work, including the state of completion and whether or not work is completed in a good and workmanlike manner.


                        WORK DONE BY LANDLORD FOR TENANT

    Any equipment or work provided by the Landlord for or at the request of the Tenant, shall be at the expense of the Tenant. Changes or additions to the structure or the systems employed in the Project necessitated by the Tenant's Work shall be first approved by the Landlord and shall be designed and performed by the Landlord's Architect or structural, mechanical and electrical engineers and the Landlord's contractor at the Tenant's cost.


                                 NON-COMPLIANCE

1. If the Tenant does not comply with the provisions of the Offer to Lease or any other agreement relative to the construction or occupation of the Premises, including this Schedule C, the Landlord, in addition to and not in lieu of any other rights or remedies, shall have any or all of the following rights in its discretion:

    (a) if the Lease contemplated by the Offer to Lease has not yet been fully executed:

    (i) to decline to execute the same unless the Tenant shall forthwith remedy its default; or
    (ii) to withdraw its acceptance of the Offer to Lease and declare the agreement between the parties arising from its acceptance terminated; or
    (iii) to execute such Lease and require execution by the Tenant, notwithstanding such non-compliance by the Tenant, provided that the execution of the Lease by the Landlord is not to be deemed to be a waiver by the Landlord of the noncompliance by the Tenant and the provisions of subsection (b) hereof shall then apply;

    (b)    if the said Lease has been fully executed:

    (i) to declare all fees, charges and other sums payable by the Tenant to the Landlord pursuant to this Schedule C to be rent and to be collectible as rent under the provisions of the Lease; or
    (ii) to declare and treat the Tenant's non-compliance as a default or breach of covenant under the Lease and exercise any right available under the provisions of the Lease, including the right of termination.

2. In any event of termination pursuant to the above provisions the Landlord may further elect either to:

    (a) retain for its own use without payment therefor all or any of the Tenant's Work which has been commenced, installed or completed to the date of such termination; or

    (b) forthwith demolish or remove all or any work and restore the Project to the condition in which the same were prior to the commencement, installation or completion of all or such of the Tenant's Work as is so demolished or removed and recover the cost of so doing from the Tenant.

                                 BOUNDARY CENTRE

                                  SCHEDULE "F"

                              RULES AND REGULATIONS


                LANDLORD: MARINE WAY ESTATES LTD.

                TENANT:   ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.


1.    In these Rules and Regulations:

 (a) "Business Day" means any of the days from Monday to Friday of each week inclusive unless such day is a holiday;

 (b) "Holiday" means any statutory holiday and any day declared to be a civic holiday in the City of Vancouver, B.C., and any day proclaimed pursuant to any statute to be a holiday in the Province of British Columbia;

 (c) "Demised Premises" means the Premises demised by the Landlord to the Tenant under and by virtue of the Lease to which these Rules and Regulations are scheduled;

 (d)  "Building" means the building in which the Demised Premises are situated.

2. The sidewalks, entries, passages, elevators and staircases, in the Building shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Demised Premises. The Landlord reserves unrestricted control of all parts of the Lands and Premises employed for the common benefit of the tenants including without limitation the sidewalks, entries, corridors and passages not within the Demised Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitor's closets and other closets, stairs, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliance therein, as it may deem advisable, provided that ingress to and egress from the Demised Premises is not unduly impaired thereby.

3. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, employees, licensees or invitees, the same is caused. Tenants shall not let the water run unless it is in actual use, and shall not deface or mark any part of the Building or drive nails, spikes, hooks or screws into the walls or woodwork of the Building.

4. No one shall use the Demised Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

5. Whenever an emergency situation shall exist because of fire, explosion or the threat of fire, explosion or other hazard, the Tenant, agent, servants, contractors, invitees or employees shall, if requested by the Landlord, the Fire Department or the Police vacate the Building forthwith in the manner prescribed by Fire Department instructions.

6. The Demised Premises shall not be used for storage of any inflammable, explosive or dangerous materials without adequate proper safeguards or for any purposes which may in any way increase the risk of fire or obstruct or interfere with the rights of other occupants of the Building or violate or be at variance with any laws relating to fires or with the regulations of the Fire Department or the Board of Health.

7. No musical instruments or sound producing equipment or amplifiers which may be heard outside the Demised Premises shall be played or operated on the Demised Premises.

8. The Tenant shall not obstruct or interfere with access to main header ducts or janitor or electrical closets or heating, ventilating or air conditioning ducts or equipment in the Demised Premises.

9. The Tenant shall not mark, drill into, bore or cut, or in any way damage or deface the walls, ceilings or floors of the Demised Premises. No wires, pipes or conduits shall be installed on the Demised Premises without the prior approval of the Landlord, such approval not to be unreasonably withheld. No broadloom or carpeting shall be affixed to the Demised Premises by means of a non-soluble adhesive or similar product.

10. No storage of equipment or materials shall be permitted outside of the leased area.

11. The Landlord shall allocate the parking stalls, the Tenant shall furnish the Landlord with a list of car license plate numbers and emergency numbers upon request.

12. The Tenant shall not erect or install any exterior signs or interior window or door signs or advertising media or window or door lettering or awnings or canopies in or about the Lease Premises, or elsewhere in the Building without the previous written consent of the Landlord. The Tenant shall indemnify and save harmless the Landlord from all claims, demands, loss or damage to any person or property arising out of or in any way caused by the erection, maintenance or removal of any sign or other installation erected or installed on or about the exterior of the media, lettering, awnings and canopies, as may be approved by the Landlord, in good condition and repair at all times. Any license or other fee for a sign erected or other installation made under the provisions of this Article shall be paid by the Tenant. The Tenant shall promptly remove at the request of the Landlord, any signs, advertising media, window or door lettering or awnings or canopies which offends the requirements of this Article or which are not of a good professional quality. The Landlord may enter into the Leased Premises to cure a default under this Article.

13. Canvassing, soliciting and peddling in the Building are prohibited and the Tenants shall cooperate to prevent same.

                                 BOUNDARY CENTRE

                                  SCHEDULE "G"

        Right of First Refusal to Lease Unit 103B - 3738 North Fraser Way

The Tenant shall have the option to lease Unit 103B (mezzanine). This option is to be exercised prior to March 15, 1995. After that date the Landlord has no obligation to advise the Tenant that the Landlord has an offer for the Premises and is free to enter into a lease with a third party.

The net rental rate for Unit 103B shall be based upon Ten ($10.00) Dollars per square foot per annum. The Landlord will undertake work to complete the Premises to a value of Sixteen Thousand ($16,000.00) Dollars.